Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of August 5, 2016, by and among The Bancorp, Inc., a Delaware corporation ("Bancorp"), and the purchasers that are signatories hereto (each a "Purchaser" and collectively the "Purchasers").
WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of Bancorp's shares of (i) common stock, par value $1.00 per share (the "Common Shares") and (ii) mandatorily convertible preferred stock, par value $0.01 per share (the "Preferred Shares" and together with the Common Shares, the "Shares"), pursuant to the Securities Purchase Agreement, dated as of August 5, 2016, by and among Bancorp and the Purchasers (the "Purchase Agreement");
WHEREAS, in connection with the Purchase Agreement, Bancorp has agreed to register for resale by the Holders (as defined below) (i) the Common Shares purchased by a Purchaser, (ii) the Common Shares received by a Purchaser upon any conversion of the Preferred Shares and (iii) the Preferred Shares, if such shares shall not have been converted by the date that is the one year anniversary of the Closing Date;
WHEREAS, Bancorp wishes to agree to register for resale the Contingent Shares (as defined below) to be purchased by the Contingent Purchasers (as defined below) pursuant to the terms of this Agreement; and
WHEREAS, it is a condition to the obligations of the Purchasers and Bancorp under the Purchase Agreement that this Agreement be executed and delivered.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01                                  Definitions.  Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.  The terms set forth below are used herein as so defined:
"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.
"Agreement" has the meaning specified therefor in the introductory paragraph.
"Allowable Grace Period" has the meaning specified therefor in Section 2.01(d).
"Bancorp" has the meaning specified therefor in the introductory paragraph.

"Business Day" means a day, other than a Saturday or Sunday, on which banks in the State of Delaware are open for the general transaction of business.
"Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, securities convertible into or exchangeable or exercise able for any of its shares, interests, participations or other equivalents, partnership interests (whether general or limited), limited liability company interests, or equivalent ownership interests in or issued by such Person.
"Commission" means the Securities and Exchange Commission.
"Common Share Price" means the volume-weighted average closing price of the Common Shares on the Principal Trading Market on which the Common Shares are then traded during the ten (10) Trading Days prior to the date of measurement.
"Common Shares" has the meaning specified therefor in the recitals of this Agreement.
"Contingent Purchasers" shall mean those investors who are parties to the Subscription Agreement.
"Contingent Shares" shall have the meaning set forth in the definition of Registrable Securities.
"Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
 "Effective Date" means the date that the Registration Statement filed pursuant to Section 2.01(a) through (e) is first declared effective.
"Effectiveness Period" shall have the meaning set forth in Section 2.01(b).
"Event" shall have the meaning set forth in Section 2.01(c).
"Event Date" shall have the meaning set forth in Section 2.01(c).
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
"Filing Deadline" means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2.01(a), October 15, 2016.
"FINRA" means the Financial Industry Regulatory Authority, Inc.
"Grace Period" shall have the meaning set forth in Section 2.01(d)
"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

"Holder Indemnified Persons" has the meaning set forth in Section 2.07(a).
"Indemnified Party" shall have the meaning set forth in Section 2.07(c).
"Indemnifying Party" shall have the meaning set forth in Section 2.07(c).
"Initial Registration Statement" shall have the meaning set forth in Section 2.01(a).
"Initiating Holders" shall have the meaning set forth in Section 2.01(g).
"Liquidated Damages" shall have the meaning set forth in Section 2.01(c).
"Losses" has the meaning specified therefor in Section 2.07(a) of this Agreement.
"Managing Underwriter" means, with respect to any Underwritten Offering, lead underwriter or underwriters of such Underwritten Offering.
"New Registration Statement" shall have the meaning set forth in Section 2.01(a).
"Other Securities" means Common Shares or shares of other Capital Stock of Bancorp which are contractually entitled to registration rights or Capital Stock which Bancorp is registering pursuant to a Registration Statement.
 "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
"Piggyback Registration" has the meaning set forth in Section 2.02(a).
"Preferred Shares" has the meaning specified therefor in the recitals of this Agreement.
"Preferred Share Filing Deadline" has the meaning set forth in Section 2.01(f).
 "Principal Trading Market" means the Trading Market on which the Common Shares are primarily listed on and quoted for trading, which, as of the Closing Date, is the NASDAQ Stock Market.
"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
"Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Purchase Agreement" has the meaning specified therefor in the recitals of this Agreement.
"Purchaser" has the meaning specified therefor in the introductory paragraph of this Agreement.
"Purchaser Underwriter Registration Statement" has the meaning specified therefor in Section 2.02(o) of this Agreement.
"Registrable Securities" means (i) any Common Shares acquired on the Closing Date or hereafter acquired by a Holder upon conversion of the Preferred Shares, (ii) the Preferred Shares, if such shares shall not have been converted by the date that is the one year anniversary of the Closing Date, (iii) Common Shares paid as Liquidated Damages pursuant to Section 2.01(c), (iv) any Common Shares issued to investors pursuant to the Subscription Agreement (the "Contingent Shares"), and (v) any securities issued or issuable with respect to any such shares by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As used in this Agreement, the term Registrable Securities shall not include the Contingent Shares until such time as they are issued and outstanding pursuant to the Subscription Agreement.
 "Registration Expenses" has the meaning specified therefor in Section 2.06(a) of this Agreement.
"Registration Statement" means any one or more registration statements of Bancorp filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.
"Remainder Registration Statements" shall have the meaning set forth in Section 2.01(a).
"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
"Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

"SEC Guidance" means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.
"Selling Expenses" has the meaning specified therefor in Section 2.06(a) of this Agreement.
"Selling Holder" means a Holder who is selling Registrable Securities pursuant to a Registration Statement.
"Shares" has the meaning specified therefor in the recitals of this Agreement.
"Subscription Agreement" means the subscription agreement in the form attached hereto as Exhibit A among Bancorp and the Bancorp officers and directors named therein.
"Trading Day" means (i) a day on which the Common Shares are listed or quoted and traded on its Principal Trading Market or (ii) if the Common Shares are not listed or quoted on any Trading Market, a day on which the Common Shares are quoted in the over the counter market as reported in the "pink sheets" by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.
"Trading Market" means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTCQB on which the Common Shares are listed or quoted for trading on the date in question.
"UO Notice" shall have the meaning set forth in Section 2.01(g).
"Underwritten Offering" means an offering (including an offering pursuant to a Registration Statement) in which Registrable Securities are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a "bought deal" with one or more investment banks.
Section 1.02                          Registrable Securities.  Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) such Registrable Security is held by Bancorp or one of its subsidiaries; (d) such Registrable Security becomes eligible for sale without volume or manner of sale restrictions under Rule 144 by the Holder, and Bancorp  not being required to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (except in connection with the rights set forth in Sections 2.01(g) and 2.03); or (e) such Registrable Security has been sold in a private transaction in which the transferor's rights under this Agreement are not assigned to the transferee of such securities.

ARTICLE II
REGISTRATION RIGHTS
Section 2.01	Registration.
(a)            On or prior to the Filing Deadline, Bancorp shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other adequate means of distribution of Registrable Securities as Bancorp may reasonably determine (the "Initial Registration Statement").  The Initial Registration Statement shall be on Form S-3 (except if Bancorp is then ineligible to register for resale of the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to Bancorp to register for resale of the Registrable Securities as a secondary offering).    Notwithstanding the registration obligations set forth in this Section 2.01(a), in the event the Commission informs Bancorp that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single Registration Statement, Bancorp agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a "New Registration Statement"), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to Bancorp to register for resale such Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Bancorp shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Securities Act Rules Compliance and Disclosure Interpretation 612.09.  Notwithstanding any other provision of this Agreement and subject to the payment of Liquidated Damages in Section 2.01(c), if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other Common Shares permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that Bancorp used commercially reasonable  efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other Common Shares to be registered on such Registration Statement will be reduced as follows: first, Bancorp shall reduce or eliminate the Common Shares to be included by any Person other than a Holder; second, Bancorp shall reduce or eliminate any Common Shares to be included by any Affiliate of Bancorp; and third, Bancorp shall reduce the number of Registrable Securities to be included by all other Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the Commission that certain Holders must be reduced before other Holders based on the number of Registrable Securities held by such Holders.  In the event Bancorp amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, Bancorp will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to Bancorp or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to Bancorp to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the "Remainder Registration Statements").  No Holder shall be named as an "underwriter" in any Registration Statement without such Holder's prior written consent, except if required pursuant to written comments received from the Commission upon a review of such Registration Statement; provided, however, that prior to naming a Holder as an underwriter in any Registration Statement, (i) Bancorp shall use its commercially reasonable efforts to advocate with the Commission against naming such Holder as an underwriter in accordance with Commission rules and regulations and SEC Guidance and (ii) if, despite Bancorp's commercially reasonable efforts to advocate with the Commission against naming such Holder as an underwriter, the Commission continues to require that such Holder be named as an underwriter in any Registration Statement, such Holder shall have the right (but not the obligation), prior to being so named, without any penalty to Bancorp, to either (A) remove itself from such Registration Statement or (B) reduce its number of Registrable Securities included in such Registration Statement such that it shall no longer be required to be named as an underwriter in such Registration Statement.

(b)            Bancorp shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable, but not later than the 90th calendar day following the Closing Date (or, in the event the Commission reviews and has written comments to the Initial Registration Statement or the New Registration Statement, the 120th calendar day following the Closing Date), and shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act until all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders or are no longer Registrable Securities (the "Effectiveness Period").   Bancorp shall promptly notify the Holders via facsimile or electronic mail of a ".pdf" format data file of the effectiveness of a Registration Statement. Bancorp shall, by 9:30 a.m., New York City time, on the first Trading Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).
(c)              If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline,  (ii) the Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the end of the 5th Trading Day after the date Bancorp is notified (orally or in writing, whichever is earlier) by the Commission that such registration statement will not be "reviewed" or will not be subject to further review, or (iii) after its Effective Date, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or Bancorp's failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities (in each case of (A) and (B), other than during an Allowable Grace Period), (any such failure or breach in clauses (i) and (ii) above being referred to as an "Event," and, for purposes of clauses (i), (ii) and (iii)(A), the date on which such Event occurs, or for purposes of clause (iii)(B) the date on which such Allowable Grace Period is exceeded, being referred to as an "Event Date"), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, Bancorp shall pay to each Holder, in cash or Common Shares, at the election of Bancorp, as partial liquidated damages and not as a penalty ("Liquidated Damages"), an amount equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities (which, for purposes of this Section 2.01(c), shall include the Preferred Shares, even if prior to the one year anniversary of the Closing Date) held by such Holder on the Event Date; provided, that all Holders shall receive the same form of payment (either cash or Common Shares at Bancorp's election).  If Bancorp elects to make payment in Common Shares, the value of the Common Shares will be the closing market price on the Trading Market on the Event Date or if the Event Date is not a Trading Day, the next preceding Trading Day. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable (i) if as of the relevant Event Date, the Registrable Securities may be sold by non-Affiliates without volume or manner of sale restrictions under Rule 144 and Bancorp is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); (ii) with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve Bancorp of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period); (iii) to a Holder in the event it is unable to lawfully sell any of its Registrable Securities (including, without limitation, in the event a Grace Period exceeds the length of an Allowable Grace Period) because of possession of material non-public information; or (iii) to a Holder causing an Event that relates to or is caused by any action or inaction of such Holder.  Notwithstanding the foregoing, the maximum amount of damages payable to a Holder pursuant to this Section 2.01(c) will be three (3) percent of the purchase price of the Common Shares and Preferred Shares (the "Liquidated Damages Limitation"). The right to receive the Liquidated Damages under this Section 2.01(c) shall be the Holder's exclusive remedy for any failure by Bancorp to comply with the provisions of this Section 2.01; provided, however, that such limitation shall not apply to actual damages in excess of the Liquidated Damages Limitation, and after the Liquidated Damages Limitation has been reached, the Holders shall be permitted to seek equitable remedies.  Bancorp and each Holder hereby agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable for any period after the expiration of the Effectiveness Period. If Bancorp fails to pay any Liquidated Damages pursuant to this Section 2.01(c) in full within ten (10) Business Days after the date payable, Bancorp will pay interest on the amount of Liquidated Damages then owing to the Holder at a rate of 0.5% per month on an annualized basis (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.

(d)            Notwithstanding anything to the contrary contained herein, Bancorp may, upon written notice to all of the Holders whose Registrable Securities are included in the Registration Statement, suspend such Holders' use of any prospectus which is a part of the Registration Statement (in which event each such Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement but such Holder may settle any contracted sales of Registrable Securities entered into prior to receiving such notice), if (i) Bancorp is negotiating a material acquisition, merger, reorganization, disposition or other similar transaction and Bancorp determines in good faith that Bancorp's ability to negotiate or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement, or (ii) Bancorp has experienced some other material non-public event (A) pursuant to which Bancorp needs to file a document that will be incorporated by reference into a supplement to the Prospectus or a post-effective amendment to the Registration Statement, or (B) the disclosure of which at such time, in the good faith judgment of Bancorp, would materially adversely affect Bancorp (a "Grace Period"); provided, however, in no event shall such Holders sales be suspended under clauses (i) or (ii) of this Section 2.01(d) from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds an aggregate of 45 days in any 90-day period, or 120 days in any 365-day period (each Grace Period complying with this provision being an "Allowable Grace Period").  For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred above and shall end on and include the later of the date the Holders receive the notice referred to below and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period.  Upon disclosure of such information or the termination of the condition described above, Bancorp shall (A) provide prompt written notice to the Holders whose Registrable Securities are included in the Registration Statement of the termination of the Grace Period, (B) promptly terminate any suspension of sales it has put into effect and (C) take such other actions to permit sales of Registrable Securities as contemplated in this Agreement.
(e)            In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, Bancorp shall (i) use commercially reasonable efforts to register the resale of the Registrable Securities on another appropriate form and (ii) undertake to use commercially reasonable efforts to register the Registrable Securities on Form S-3 promptly after such form is available, provided that Bancorp shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.
(f)            Prior to the date that is the one year anniversary of the Closing Date (the "Preferred Share Filing Deadline"), Bancorp shall have prepared and filed a Registration Statement covering the resale of all of the Preferred Shares, if such shares shall then remain outstanding.  In the event such Registration Statement is not filed with the Commission prior to the Preferred Shares Filing Deadline, then Liquidated Damages shall be payable by Bancorp to the Holders of the Preferred Shares, on the same terms applicable to the Common Shares under Section 2.01(c), until the earlier of (i) such shares having become covered by an effective Registration Statement, or (ii) such shares shall have been converted into Common Shares that are all covered by an effective Registration Statement.
(g)            Underwritten Offering.
(i)            For a period ending three (3) years from the Closing Date, in the event that one or more Holders collectively holding, directly or indirectly, including pursuant to a total return swap or similar transaction, Registrable Securities with a value of at least $20 million based on the Common Share Price as of the date of the UO Notice (as defined below) (collectively, the "Initiating Holders"), elect to dispose of Registrable Securities under the Registration Statement pursuant to an Underwritten Offering, then such Initiating Holders shall deliver a written notice to Bancorp setting forth such determination (such notice, the "UO Notice").  The Initiating Holders shall also deliver the UO Notice to all other non-Initiating Holders of Registrable Securities included on such Registration Statement and permit each such non-Initiating Holder to include its Registrable Securities included on the Registration Statement in the Underwritten Offering if such holder notifies the Initiating Holders and Bancorp within five days after delivery of the UO Notice to such Holder. The Initiating Holder holding the most Registrable Securities as of the date of determination shall be entitled to select a Managing Underwriter for the offering, which Managing Underwriter shall be reasonably agreeable to Bancorp. Bancorp shall take all reasonable actions as are requested by the Managing Underwriter to expedite or facilitate the disposition of such Registrable Securities.  Bancorp management shall participate in a roadshow or similar marketing effort on behalf of any Selling Holders. In connection with any Initiating Holder's election to exercise its rights under this Section 2.01(g), such Holder may obtain from Bancorp a list of Holders and amounts held of Registrable Securities, which Bancorp shall provide to its knowledge; provided, however, that such requesting Holder shall certify to Bancorp that its request is for the sole purpose of initiating a request for underwritten offering under this Section 2.01(g).

(ii)            Limitation on Underwritten Offerings.  In connection with any and all rights granted hereunder to the Holders to engage in an Underwritten Offering, in no event shall Bancorp be required to engage in more than one such Underwritten Offering in any 365 day period.
(iii)            Underwritten Offering General Procedures.  In connection with an Underwritten Offering contemplated by this Agreement, each Selling Holder and Bancorp shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities.  No Selling Holder may participate in such Underwritten Offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement, and enters into such agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Bancorp to and for the benefit of such underwriters also be made to and for such Selling Holder's benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.  No Selling Holder shall be required to make any representations or warranties to or agreements with Bancorp or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by applicable law.  If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Bancorp and the Managing Underwriter; provided, however, that such withdrawal must be made at a time up to and including the time of pricing of such Underwritten Offering.  No such withdrawal or abandonment shall affect Bancorp's obligation to pay Registration Expenses nor shall it count toward the limitation on number of Underwritten Offerings set forth in Section 2.02(h)(ii).
(iv)            If the Managing Underwriter advises Bancorp that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), Bancorp will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter or underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Selling Holders who have requested inclusion of Registrable Securities pursuant to this Section 2.01 pro rata on the basis of the aggregate number of such securities or shares owned by each such Person (assuming the conversion of all of the Preferred Shares to Common Shares if the Preferred Shares shall then be outstanding), or as such Selling Holders may otherwise agree, and (ii) any other securities of Bancorp that have been requested to be so included by other shareholders, subject to the terms of this Agreement.

Section 2.02	Sale Procedures. In connection with its obligations under Section 2.01, Bancorp will, as expeditiously as possible:
(a)            prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith and any other registration statement contemplated by this Agreement or any supplement or amendment thereto as may be necessary to cause the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto to be effective and to keep the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto effective for the Effectiveness Period (or such period as is necessary to allow the sale of all Registrable Securities registered pursuant to a registration statement contemplated by Section 2.01 hereof) and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto;
(b)            furnish to each Selling Holder, (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement or Prospectus contemplated by this Agreement or any supplement or amendment thereto (which period shall be at least two Trading Days prior to filing the applicable document), upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and the plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto;
(c)            if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that Bancorp will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)            promptly notify (which notice to the Selling Holders shall not contain any material non-public information regarding Bancorp) each Selling Holder and each underwriter of Registrable Securities in writing, at any time when a Prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any Prospectus to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any Prospectus or prospectus supplement thereto;
(e)            immediately notify (which notice to the Selling Holders shall not contain any material non-public information regarding Bancorp) each Selling Holder and each underwriter of Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the Prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Bancorp of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, Bancorp agrees to as promptly as practicable amend or supplement the Prospectus or prospectus supplement or take other appropriate action so that the Prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(f)            upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(g)            in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Bancorp dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Bancorp's financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the "cold comfort" letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the Prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters or Selling Holders may reasonably request;

(h)            comply in all material respects with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(i)            make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Bancorp personnel and its representatives (including its independent accountants) as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that Bancorp need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with Bancorp satisfactory to Bancorp;
(j)            cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Bancorp are then listed;
(k)            use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Bancorp to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(l)            if requested by any Selling Holder, cooperate with such Selling Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Selling Holder may reasonably request.
(m)            enter into customary agreements (including lock-up agreements, and cause Bancorp's directors and executive officers to enter into such lock-up agreements) and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;
(n)            cooperate with each Selling Holder and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, including, if applicable, use of commercially reasonable efforts to obtain FINRA's pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC;

(o)            if any Purchaser could reasonably be deemed to be an "underwriter," as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Purchaser pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a "Purchaser Underwriter Registration Statement"), then during the Effectiveness Period, Bancorp will cooperate with the Purchaser in allowing the Purchaser to conduct customary "underwriter's due diligence" with respect to Bancorp and satisfy its obligations in respect thereof.  In addition, during the Effectiveness Period, at the Purchaser's request, Bancorp will furnish to the Purchaser, on the date of the effectiveness of any Purchaser Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (i) a letter, dated such date, from Bancorp's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser, (ii) an opinion, dated as of such date, of counsel representing Bancorp for purposes of such Purchaser Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard "10b-5" opinion for such offering, addressed to the Purchaser and (iii) a standard officer's certificate from the Chief Executive Officer or Chief Financial Officer of Bancorp addressed to the Purchaser.  Bancorp will also permit legal counsel to the Purchaser to review and comment upon any such Purchaser Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Purchaser Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Purchaser Underwriter Registration Statement or amendment or supplement thereto in a form to which the Purchaser's legal counsel reasonably objects;
(p)            if requested by a Holder, Bancorp shall as promptly as possible: (i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement.
Section 2.03	Piggyback Rights.
(a)            If, for a period ending three (3) years from the Closing Date, Bancorp proposes to register or conduct a "shelf take down" of any of its securities pursuant to a firm commitment underwritten offering to the public or an offering that is a "bought deal" with one or more investment banks (other than pursuant to Section 2.01), Bancorp will promptly give written notice to the Holders of its intention to effect such a registration or engage in such transaction.  Bancorp will affect the registration under the Securities Act of, or include in such shelf take down, all Registrable Securities that the Holders request be included in such transaction (a "Piggyback Registration") by a written notice delivered to Bancorp within five (5) Business Days after the notice given by Bancorp in the preceding sentence.  Subject to Section 2.03(b), securities requested to be included in a Piggyback Registration pursuant to this Section 2.03 shall be included by Bancorp on the same form of Registration Statement as has been selected by Bancorp for the securities Bancorp is registering for sale referred to above.  The Selling Holders shall be permitted to withdraw all or part of the Registrable Securities from the Piggyback Registration at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.  If Bancorp elects to terminate any registration filed under this Section 2.03 prior to the effectiveness of such registration, or abandon any shelf take down, Bancorp will have no obligation to register or offer for sale the securities sought to be included by the Selling Holders in such transaction under this Section 2.03.  There shall be no limit to the number of Piggybank Registrations pursuant to this Section 2.03(a), and such registrations shall not count toward the limitation on number of Underwritten Offerings set forth in Section 2.01(h)(ii).

If the underwriter of a Registration Statement under this Section 2.03 advises Bancorp that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the timing, distribution or per share offering price), Bancorp will include in such registration or Prospectus securities in the following order of priority: (i) first, 100% of the Common Shares and other securities Bancorp proposes to sell, (ii) second, the Registrable Securities of the Selling Holders who have requested inclusion of Registrable Securities pursuant to this Section 2.03 pro rata on the basis of the aggregate number of such securities or shares owned by each such Person (assuming the conversion of all of the Preferred Shares to Common Shares if the Preferred Shares shall then be outstanding), or as such Holders may otherwise agree, and (iii) third, any other securities of Bancorp that have been requested to be so included, subject to the terms of this Agreement.  Bancorp shall select the investment banking firm or firms to act as the lead or managing underwriter or underwriters in connection with an offering made pursuant to this Section 2.03.  No Selling Holder may participate in any underwritten offering under this Section 2.03 unless such Selling Holder (i) agrees to sell the Registrable Securities it desires to have covered by the Underwritten Offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
Section 2.04	Cooperation by Holders.
(a)            Bancorp shall have no obligation to include in the Registration Statement or Prospectus Registrable Securities of a Selling Holder, or in an Underwritten Offering pursuant to Section 2.01 or 2.03 if such Selling Holder has failed to furnish in a reasonably timely manner information that Bancorp determines, after consultation with counsel, is reasonably required to be furnished or conformed in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
(b)            each Selling Holder, upon receipt of notice from Bancorp of the happening of any event of the kind described in Section 2.02(e) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.02(e) of this Agreement or until it is advised in writing by Bancorp that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the Prospectus, and, if so directed by Bancorp, such Selling Holder will, or will request the Managing Underwriter if any, to deliver to Bancorp (at Bancorp's expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05                      Restrictions on Public Sale of Registrable Securities by Holders and Bancorp.  In connection with an Underwritten Offering, each of the Selling Holders participating in the Underwritten Offering agree that for a period of up to 30 days following completion of such offering of equity securities of Bancorp, upon request of the managing underwriter, each such Selling Holder agrees not to effect any public sale or distribution of the Registrable Securities; provided, that such restriction shall only be applicable for the initial  period of 365 days from the date of this Agreement; and provided further, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other shareholder of Bancorp on whom a restriction is imposed in connection with such public offering.

Section 2.06	Expenses.
(a)            Certain Definitions.  "Registration Expenses" means all expenses incident to Bancorp's performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing, FINRA, and stock market fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of counsel and independent public accountants for Bancorp, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and expenses incurred in connection with any "road show", as well as in an Underwritten Offering, up to $25,000 of legal fees and disbursements of one counsel to the Holders in such transaction (which shall be selected in the same manner as the selection of the Managing Underwriter pursuant to Section 2.01(h)).  "Selling Expenses" means all underwriting fees, discounts, selling commissions and fees of underwriters' counsel allocable to the sale of the Registrable Securities.
(b)            Expenses.  Bancorp will pay all Registration Expenses in connection with the performance of its obligations under this Agreement, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering.  In addition, except as otherwise provided in this Section 2.06 or under Section 2.07, Bancorp shall not be responsible for any underwriting discounts and selling commissions or legal fees and expenses of legal counsel for any Holder. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.07	Indemnification.
(a)            By Bancorp.  Bancorp agrees, notwithstanding any termination of this Agreement, to indemnify, defend and hold harmless each Holder, the officers, directors, agents, general partners, managing members, managers,  Affiliates and employees and investment advisors of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents, general partners, managing members, managers,  Affiliates and employees and investment advisers of each such controlling Person, (collectively, the "Holder Indemnified Persons"), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, expenses, liabilities or costs (including, without limitation, reasonable costs of preparation and investigation and  reasonable attorneys' fees and expenses) (collectively, "Losses"), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Bancorp of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, provided, however, that Bancorp will not be liable (i) if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable, (ii) in the case of an occurrence of an event of the type specified in Section 2.02(e)(i) and 2.02(e)(ii) related to the use by a Holder of an outdated or defective Prospectus after Bancorp has notified such Holder in writing that the Prospectus is outdated or defective, or (iii) for any such Losses arising out of the Holder's (or any other Holder Indemnified Person's) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person, and shall survive the transfer of such securities by such Holder.
(b)            By Each Holder.  Each Holder shall, severally and not jointly, indemnify and hold harmless Bancorp, its directors, officers, agents and employees, each Person who controls Bancorp (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to Bancorp by such Holder expressly for use therein; provided, however, that the liability of each Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)            Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of one counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such written notice within a reasonable time of commencement of any such Proceeding shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party in its ability to defend such Proceeding.
An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or unreasonably conditioned.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
Subject to the terms of this Agreement, all documented fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 2.07(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.  Subject to the terms of this Agreement, all documented fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 2.07) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder).

(d)            Contribution.  If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any Indemnified Party or is insufficient to hold them harmless in respect of any Losses, then each such Indemnifying Party, in lieu of indemnifying such Indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of such Indemnified Party on the other in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Holder be required to contribute an aggregate amount in excess of the dollar amount by which proceeds (net of Selling Expenses) received by such Holder from the sale of Registrable Securities giving rise to such indemnification exceed the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other shall be determined by reference to, among other things, whether the action in question, including an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)            Other Indemnification.  The provisions of this 7 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.08                       Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Bancorp agrees to use its commercially reasonable efforts to:
(a)            make and keep adequate current public information regarding Bancorp available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
(b)            file with the Commission in a timely manner all reports and other documents required of Bancorp under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)            so long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission's EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Bancorp, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 2.09                       Transfer or Assignment of Registration Rights.  The rights to cause Bancorp to register Registrable Securities granted by Bancorp under this Article II may only be transferred or assigned by any Holder if (a) such transferee or assignee is an Affiliate of such Holder, (b) Bancorp is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) such transferee or assignee assumes in writing responsibility for its portion of the obligations of the Holder under this Agreement.
Section 2.10                      Limitation on Subsequent Registration Rights.  From and after the date hereof, Bancorp shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, grant registration rights to any other Person that would be superior to or inconsistent with Purchaser's registration rights hereunder.
Section 2.11                       No Piggyback on Registrations; Prohibition on Filing Other Registration Statements.  Prior to the initial Effective Date of the Initial Registration Statement (or such earlier time as the Registrable Securities are eligible for resale by non-affiliates without volume or manner of sale requirements under Rule 144), neither Bancorp nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of Bancorp in a Registration Statement other than the Registrable Securities and Bancorp shall not enter into any agreement providing any such right to any of its security holders or prospective security holders.
ARTICLE III
MISCELLANEOUS

Section 3.01                       Communications.  All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
(a)            if to Bancorp, to the address set forth on its signature page;
(b)            if to a Purchaser, to the address set forth on its signature page; and
(c)            if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.09 hereof.
All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02                       Successor and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be binding upon the successors and assigns of each of the parties.  Bancorp may assign this Agreement at any time in connection with a sale or acquisition of Bancorp if it complies with Section 3.05.  Each Purchaser may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Purchaser whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of a Purchaser herein and had originally been a party hereto.
Section 3.03                       Independent Nature of Purchasers' Obligations and Rights; Aggregation of Common Shares. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase the Shares pursuant to the Purchase Agreement has been made independently of any other Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Purchase Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between Bancorp and a Purchaser, solely, and not between Bancorp and the Purchasers collectively and not between and among the Purchasers. All Common Shares held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
Section 3.04                      Recapitalization, Exchanges, Etc. Affecting the Shares.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of Bancorp or any successor or assign of Bancorp (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.
Section 3.05                      Change of Control. Bancorp shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination.

Section 3.06                       Specific Performance.  Bancorp and the Purchasers agree that monetary damages may not provide adequate compensation for any losses incurred by reason of a breach by it or of any provision of this agreement.  Therefore, such parties agree that each such Person, in addition to and without limiting any other remedy or right it may have under this Agreement or under applicable law, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground that a remedy at law would be adequate.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
Section 3.07                       Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.08                       Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09                       Governing Law.  The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of Laws.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.
Section 3.10                       Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.11                      Entire Agreement.  This Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement.  This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.12                       Amendment; Waiver.  This Agreement may be amended only by means of a written amendment signed by Bancorp and the Holders of at least 75% of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.  No waiver of any rights under this Agreement shall be effective against such party unless in writing.

Section 3.13                       No Presumption.  If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.14                       Headings.  The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.
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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

THE BANCORP, INC.

By:
Name:
Title:

Address for notices:	The Bancorp, Inc. 409 Silverside Road Wilmington, DE 19809 Fax: (302) 791-5618 Attn: Chief Executive Officer

With copies:	The Bancorp, Inc. 123 3rd Street North, Suite 603 Minneapolis, MN 55401 Attn: General Counsel Telephone: (612) 852-8006 Fax: (302) 793-1672

With copies to:	Ledgewood Two Commerce Square, Suite 3400 2001 Market Street Philadelphia, PA 19103 Fax: (215) 735-2513 Attn: Mark E. Rosenstein

            IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

[PURCHASER]

By:
Name:
Title:

Address for notices:

With copies: